UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2026

PALMER SQUARE CAPITAL BDC INC.

(Exact name of Registrant as Specified in Its Charter)

maryland	814-01334	84-3665200
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Shawnee Mission Parkway, Suite 315, Mission Woods, KS	66205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 994-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PSBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On June 18, 2026, Palmer Square Capital BDC Inc. (the “Company”), through Palmer Square BDC CLO 1, Ltd. (the “Issuer”), an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned indirect subsidiary of the Company, priced its refinancing of a $300.00 million term debt securitization (the “CLO Reset Transaction”). The CLO Reset Transaction is expected to close on July 15, 2026 (the “Refinancing Date”). The Company will continue to serve as collateral manager for the Issuer on and after the Refinancing Date.  The notes offered by the Issuer in the CLO Reset Transaction (the “Palmer Square BDC CLO 1 Secured Notes”) are secured by a diversified portfolio of the Issuer consisting of senior secured loans or participation interests therein with the potential for investment in second lien loans or participation interests therein, corporate bonds or loans made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens or participation interests therein.

The Palmer Square BDC CLO 1 Secured Notes will be issued by the Issuer pursuant to an indenture (the “Indenture”), dated as of May 23, 2024 (the “Original Closing Date”), among the Issuer, Palmer Square BDC CLO 1, LLC (the “Co-Issuer”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), as amended by a supplemental indenture (the “Supplemental Indenture”), dated as of the Refinancing Date, among the Issuer, the Co-Issuer and the Trustee, and consented to by the Company, as collateral manager and subordinated noteholder.  The CLO Reset Transaction is expected to be executed through a private placement of the following Palmer Square BDC CLO 1 Secured Notes: $228.00 million of AAA Class A Notes, which will bear interest at the forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) plus 1.28%; and $72.00 million of AA Class B Notes, which will bear interest at Term SOFR plus 1.75%. The Company continues to retain 100% of the subordinated notes issued by the Issuer on the Original Closing Date (the “Subordinated Notes” and, together with the Palmer Square BDC CLO 1 Secured Notes, the “Palmer Square BDC CLO 1 Notes”) and will continue to retain the Subordinated Notes in accordance with the U.S. Risk Retention Rules and the EU/UK Securitization Regulations at and after the closing of the CLO Reset Transaction. The Company expects that the Palmer Square BDC CLO 1 Notes will be scheduled to mature on July 15, 2039.

The Palmer Square BDC CLO 1 Secured Notes will be the secured obligations of the Issuer, and the indenture governing the Palmer Square BDC CLO 1 Notes includes customary covenants and events of default. The Palmer Square BDC CLO 1 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. This report is not a solicitation for or an offer to purchase the Palmer Square BDC CLO 1 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Palmer Square Capital BDC Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALMER SQUARE CAPITAL BDC INC.

Date: June 18, 2026	By:	/s/ Jeffrey D. Fox
	Name:	Jeffrey D. Fox
	Title:	Chief Financial Officer

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